[LETTERHEAD OF BACHNER, TALLY, POLEVOY & MISHER LLP]


                                 August 30, 1995


Bio-Logic Systems Corp.
One Bio-Logic Plaza
Mundelein, Illinois  60060-3700

                  Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

                  We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the Bio-Logic Systems Corp. 1994 Stock Option Plan (the "Plan") of 450,000 shares of your common stock, $.01 par value (the "Common Stock").

                  We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

                  Based upon such examination, it is our opinion that the Common Stock, when issued in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /S/ BACHNER, TALLY, POLEVOY & MISHER LLP

                                       BACHNER, TALLY, POLEVOY & MISHER LLP
TB/npm


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